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                                                            EXHIBIT 8




                              AMENDED AND RESTATED
                         CUSTODIAN AGREEMENT WITH BANK



          THIS AGREEMENT made this 7th day of February, 1992, between THOMPSON, UNGER & PLUMB FUNDS, INC. (hereinafter called the "Corporation"), and FIRST WISCONSIN TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian").


                                   WITNESSETH

          WHEREAS, the Custodian and the Corporation have entered into a Custodian Agreement with Bank, dated June 6, 1986, pursuant to which the Custodian serves as the custodian for the portfolio securities and other assets of the only series currently offered by the Fund; and

          WHEREAS, the Custodian and the Corporation wish to amend and restate the Custodian Agreement with Bank to provide that the Corporation will serve in like capacity for such additional series of the Corporation as may from time to time be designated by the Corporation's Board of Directors and with respect to which the Corporation's Board of Directors requests such services from the Custodian and the Custodian consents to so serve.

          NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and Custodian agree as follows:


1.   DEFINITIONS.

          The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

          The words "officers' certificate" shall mean a written request or direction or certification signed in the name of the Corporation by any two of the Chairman of the Board, the President, a Vice President, the Secretary and the Treasurer of the Corporation, or any other persons duly authorized to sign by the Board of Directors of the Corporation.







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2.   NAMES, TITLES AND SIGNATURES OF CORPORATION'S OFFICERS.

          An officer of the Corporation will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Directors, together with any changes which may occur from time to time.


3.   RECEIPT AND DISBURSEMENT OF MONEY.

          A. Custodian shall open and maintain a separate account or accounts in the name of each series of the Corporation identified on Attachment A to this Agreement, as modified from time to time by the mutual consent of the parties hereto (the "Series"), subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the appropriate Series. Custodian shall make payments of cash to, or for the account of, each Series from such cash only: (a) for the purchase of securities for the portfolio of such Series upon the delivery of such securities to Custodian, registered in the name of the appropriate Series or of the nominee of Custodian referred to in Section 7 or in proper form for transfer; (b) for the purchase or redemption of shares of the common stock of such Series upon delivery thereof to Custodian; (c) for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses (including, without limitation thereof, fees for legal, accounting, auditing and custodial services and expenses for printing and postage); (d) for payment in connection with the conversion, exchange or surrender of securities owned or subscribed to by such Series held by or to be delivered to Custodian; or (e) for other proper corporate purposes. Before making any such payment Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b),
(c) or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

          An officer's certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument if any one of the Corporation's officers issues oral instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two (2) business days thereafter.

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          B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of any Series of the Corporation.


4.   RECEIPT OF SECURITIES.

          Custodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it from or for the account of any Series of the Corporation. All such securities are to be held or disposed of by Custodian for, and subject at all times to the instructions of, the Corporation pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the direction of the Corporation and only for the account of the appropriate Series of the Corporation as set forth in Section 5 of this Agreement.


5.   TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES.

          Custodian shall have sole power to release or deliver any securities of any Series of the Corporation held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only: (a) for sales of such securities for the account of the appropriate Series of the Corporation upon receipt by Custodian of payment therefor; (b) when such securities are called, redeemed or retired or otherwise become payable; (c) for examination by any broker selling any such securities in accordance with "street delivery" custom; (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise; (e) upon conversion of such securities pursuant to their terms into other securities; (f) upon exercise of subscription, purchase or other similar rights represented by such securities; (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities; (h) for the purpose of redeeming in kind shares of common stock of a Series of the Corporation upon delivery thereof to Custodian; or (i) for other proper corporate purposes. As to any deliveries made by the Custodian pursuant to items (a), (b), (d), (e), (f) and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian. Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e),
(f),



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(g) or (h) of this Section 5 and also, in respect of Item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose of which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

          An officers' certificate need not precede such transfer, exchange or delivery of money market instruments if any one of the Corporation's officers issues oral instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two (2) business days thereafter.


6.   CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS.

          Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall:

          (a) Present for payment all coupons and other income items held by it for the account of any Series of the Corporation which call for payment upon presentation and hold the cash received by it upon such payment for the account of the appropriate Series of the Corporation; (b) collect interest and cash dividends received, with notice to the Corporation, for the account of the appropriate Series of the Corporation; (c) hold for the account of the appropriate Series of the Corporation hereunder all stock dividends, rights and similar securities issued with respect to any security held by it hereunder; (d) execute as agent on behalf of the appropriate Series of the Corporation all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the name of the appropriate Series of the Corporation on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.


7.   REGISTRATION OF SECURITIES.

          Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific


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securities held by it hereunder shall be at all times identifiable in its records.

          The Corporation shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of any Series of the Corporation and which may from time to time be registered in the name of such Series.


8.   DEPOSIT OF PORTFOLIO SECURITIES IN BOOK-ENTRY SYSTEMS.

          The Custodian may deposit all or any part of the securities held by it under the Custodian Agreement and eligible therefor in the Federal book-entry system or any clearing agency acting as a securities depository ("Depository System") covered by Rule 17f-4(b) under the Investment Company Act of 1940 (the "1940 Act"). In the case of the Federal book-entry system, the Custodian may deposit such securities through an agent which is qualified to act as a custodian for investment companies under the 1940 Act. Any such deposits must be made in compliance with the following:

          (a) the Custodian and its agent shall comply in all respects with clauses (d)(l) through (d)(4) of Rule 17f-4 under the 1940 Act;

          (b) all books and records maintained by the Custodian and its agent which relate to the Corporation's participation in such Depository Systems will at all times during regular business hours be open to inspection by the Corporation's duly authorized officers, employees, agents and auditors, and the Corporation will be furnished with all the information in respect of the services rendered to it as it may require;

          (c) in connection with the use of such Depository Systems, the Custodian will be liable to the Corporation for any losses or damages relating to the failure to effectively enforce such rights as may exist against such Depository Systems;

          (d) payment for securities purchased for the account of any Series of the Corporation shall be made only upon:

               (i) receipt of advice from the Depository System that such purchased securities have been transferred to the account (the "Customer Only Account") contemplated by clause (d)(2) of Rule 17f-4 under the 1940 Act; and

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               (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the appropriate Series of the Corporation; and

          (e) transfer of securities sold for the account of any Series of the Corporation shall be made only upon:

               (i) receipt of advice from the Depository System that payment for such securities have been transferred to the Customer Only Account; and

               (ii) the making of an entry on the records of the Custodian to reflect such transfer of sold securities and transfer of payment for the account of the appropriate Series of the Corporation.


9.   VOTING AND OTHER ACTION.

          Neither Custodian or any nominee of Custodian shall vote any of the securities held hereunder by or for the account of any Series of the Corporation, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of any Series of the Corporation), but without indicating the manner in which such proxies are to be voted.


10.  TRANSFER TAX AND OTHER DISBURSEMENTS.

          The Corporation shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

          Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptible transfer and/or deliveries of any such securities.

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11.  MISCELLANEOUS.

          Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties.

          Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board of Directors, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

          The Corporation agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Corporation for such items. In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Corporation, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Corporation or any Series thereof shall be security therefor.


12.  REPORTS BY CUSTODIAN.

          Custodian shall furnish the Corporation weekly with a statement summarizing all transactions and entries for the account of each Series of the Corporation. Custodian shall furnish the corporation at the end of every month with a list of the portfolio securities held for the account of each Series showing the aggregate cost of each issue. Custodian shall furnish the Corporation, at the close of each quarter of the Corporation's fiscal year, with a list showing the cost of the securities held by it for the account of each Series of the Corporation hereunder, adjusted for all commitments confirmed by the Corporation as of such close, certified by a duly authorized officer of Custodian. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of and auditors employed by the Corporation.



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13.  TERMINATION OR ASSIGNMENT.

          This Agreement may be terminated by the Corporation, either in its entirety or with respect to any one or more of the Series, or by Custodian, on sixty days' notice, given in writing and sent by registered mail to Custodian at P.O. Box 701, Milwaukee, Wisconsin 53201, or to the Corporation at 8201 Excelsior Drive, Madison, Wisconsin 53717, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the affected Series of the Corporation to dissolve or to function without a Custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of any such Series of the Corporation to the Corporation, but may deliver them to a bank or trust company in the City of Milwaukee of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than two million dollars ($2,000,000) as a Custodian for the affected Series of the Corporation to be held under terms similar to those of this Agreement; provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Corporation of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 11 of this Agreement.

          This Agreement may not be assigned by Custodian without the consent of the Corporation, authorized or approved by a resolution of its Board of Directors.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

          Executed in several counterparts, each of which is an original.


THOMPSON, UNGER & PLUMB                 FIRST WISCONSIN TRUST COMPANY
FUNDS, INC.



By: /s/ Raymond F. Unger                By: /s/ Joe D. Redwine
------------------------------          -------------------------------
   Raymond F. Unger, President             Joe D. Redwine, Vice President

Attest: /s/ Thomas G. Plumb             Attest: /s/ Mary E. Klabunde
       --------------------------              ------------------------
       Thomas G. Plumb, Secretary              Mary E. Klabunde, Trust Officer





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                                  ATTACHMENT A


     This Agreement shall apply with respect to the following Series of the
Corporation:

     1. The Thompson, Unger & Plumb Growth Fund.

     2. The Thompson, Unger & Plumb Balanced Fund.

     3. The Thompson, Unger & Plumb Bond Fund.



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